INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-83708 of Pamida Holdings Corporation on Form S-8 of our reports dated March 5, 1998 appearing in this Annual Report on Form 10-K of Pamida Holdings Corporation for the year ended February 1, 1998.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 10, 1998